EXHIBIT 99(i)

                            CONSENT OF ROY S. ROBERTS

     I hereby consent to being named as a person who will become a director of Canadian National Railway Company, a Canadian corporation ("Canadian National"), and North American Railways, Inc., a Delaware corporation ("North American Railway Company"), in connection with the consummation of the combination (the "Combination") contemplated by the Combination Agreement, dated as of December 18, 1999, by and among Canadian National Railway Company, Burlington Northern Santa Fe Corporation, a Delaware corporation, North American Railways, Inc. and Western Merger Sub, Inc., a Delaware corporation, in the Registration Statements on Forms F-4 and S-4 to be filed by Canadian National Railway Company and North American Railways, Inc. with the Securities and Exchange Commission in connection with the Combination (together, the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.



Signature: /s/ Roy S. Roberts
           -----------------------------
           Roy S. Roberts


Date: January 11, 2000